UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   June 18, 2013

NICOLET BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	333-90052	47-0871001
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 North Washington Street
Green Bay, Wisconsin 54301
(Address of principal executive offices)

 (920) 430-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

At the annual meeting of the shareholders of Nicolet Bankshares, Inc. (“Nicolet”), held on June 18, 2013 (the “Annual Meeting”), Nicolet’s shareholders approved the following proposals by the votes set forth below:

Proposal 1:  Election of Directors

Name	For	Withheld	Broker Non-Votes
Robert B. Atwell	2,844,892.5	80,850	489,713
Michael E. Daniels	2,844,691.5	81,051	489,713
John N. Dykema	2,865,800	16,539	489,713
Gary L. Fairchild	2,862,237	20,102	489,713
Michael F. Felhofer	2,856,686	25,653	489,713
Christopher Ghidorzi	2,844,957.5	37,763	489,713
Kim A. Gowey	2,845,167.5	25,902	489,713
Andrew F. Hetzel, Jr.	2,856,437	25,902	489,713
Donald L. Long, Jr.	2,875,300	7,039	489,713
Benjamin P. Meeuwsen	2,864,500	17,839	489,713
Susan L. Merkatoris	2,865,237	17,102	489,713
Therese B. Pandl	2,847,260	35,079	489,713
Randy J. Rose	2,861,224	21,115	489,713
Robert J. Weyers	2,797,017	85,322	489,713

Proposal 2:   Ratification of the selection of Porter Keadle Moore, LLC as Nicolet’s independent registered public accounting firm for the year ended December 31,  2013.

For	Against	Abstain	Broker Non-Votes
3,335,516	20,506	22,285	N/A

Proposal 3:   Approval of an amendment to Article IX of Nicolet’s Amended and Restated Articles of Incorporation, as amended, to clarify the circumstances under which shareholder approval is required for certain corporate transactions, as more fully described in the Proxy Statement for the Annual Meeting.

For	Against	Abstain	Broker Non-Votes
2,793,453	62,939	32,202	489,713

Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2013	NICOLET BANKSHARES, INC.

	By:	/s/ Ann K. Lawson
Name: Ann K. Lawson
Title: Chief Financial Officer